CONFIDENTIAL INFORMATION HAS BEEN
BLACKED OUT AND FILED SEPARATELY        CONFIDENTIAL TREATMENT - EDITED COPY
WITH THE COMMISSION


                  Dated this 25th day of September 1996


                                  Between



                CHARTERED SEMICONDUCTOR MANUFACTURING LTD


                                    And



                           OAK TECHNOLOGY, INC.





       ----------------------------------------------------------

                         AMENDMENT AGREEMENT (NO. 1)
                                     TO
                DEPOSIT AGREEMENT DATED 8 NOVEMBER 1995

       ----------------------------------------------------------



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                                             CONFIDENTIAL INFORMATION HAS BEEN
                                             BLACKED OUT AND FILED SEPARATELY
                                             WITH THE COMMISSION

                       AMENDMENT AGREEMENT (NO. 1)

THIS AMENDMENT AGREEMENT (NO. 1) is made the 25th day of September 1996, by and between:

(1) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in Singapore and having its place of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406 ("CSM"); and

(2) OAK TECHNOLOGY, INC, a company incorporated in Delaware and having its place of business at 139 Kifer Court, Sunnyvale, CA 94086, United States of America ("Customer").

WHEREAS

(A) CSM and Customer had entered into a Deposit Agreement dated 8 November 1995 (the "Deposit Agreement") for the purpose of Customer depositing certain funds with CSM and to procure CSM to make available to Customer certain wafer manufacturing capacity.

(B) CSM and Customer are entering into this Amendment Agreement to effect the suspension and variation of certain provisions of the Deposit Agreement upon the terms and conditions set out herein.


NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties agree as follows:

1.      INTERPRETATION

        All terms and references used in the Deposit Agreement and which are defined or construed in the Deposit Agreement but are not defined or constructed in this Amendment Agreement shall have the same meaning and construction in this Amendment Agreement.

2.      CONDITION PRECEDENT

        The provisions of Clause 4 herein, are subject to and conditional upon the following condition precedent being satisfied, and the provisions of Clause 4 herein shall cease to have any force or effect if the condition precedent is not satisfied:

        2.1  by [*] Customer shall tape out a [*] Logic product
             ("[*] Logic Product") at CSM's wafer fabrication facilities situated in Singapore; or *Confidential treatment requested as to redacted portions./

                                        1
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                                             CONFIDENTIAL INFORMATION HAS BEEN
                                             BLACKED OUT AND FILED SEPARATELY
                                             WITH THE COMMISSION

        2.2   in the event Customer fails to tape out a [*] Logic
              Product by [*], CSM shall grant Customer a grace period until [*] whereupon Customer shall tape out a [*] Logic Product at CSM's wafer fabrication facilities situated in Singapore by [*] and the condition precedent set forth in this Clause 2 shall be deemed satisfied. *Confidential treatment requested as to redacted portions.

3.      EFFECTIVE DATE

        The Parties agree that the term "Effective Date" shall refer to either one of the following dates:

        (a) [*], if Customer tapes out a [*] Logic Product by [*] in accordance with Clause 2.1 above; or * Confidential treatment requested as to redacted portions.

        (b) [*], if Customer tapes out a [*] Logic Product by [*] in accordance with Clause 2.2 above. *Confidential treatment requested as to redacted portions.

4.      SUSPENSION OF CERTAIN TERMS OF DEPOSIT AGREEMENT

        The parties agree that subject to the terms of this Amendment
        Agreement and provided that the condition precedent set out in Clause 2 is satisfied, for the period from the Effective Date until [*] (hereinafter known as the "Suspension Period"), certain provisions of the Deposit Agreement shall be suspended and shall not apply to the Parties and in place of the same, the following provisions shall apply during the Suspension Period instead:
        * Confidential treatment requested as to redacted portions.


        4.1   CLAUSE 1 (THE DEPOSIT)

              (a) Clause 1.1 shall be suspended and in its place, the following provision shall apply:

                    "1.1 As at the date of this Amendment Agreement, Customer has deposited with CSM the sum of [*](the "Deposit").
                          * Confidential treatment requested as to redacted portions.

              (b)   Clause 1.2 shall be suspended.

              (c) Clause 1.3 shall be suspended and in its place, the following provision shall apply:

                    "1.3 Upon the expiry of the term of this Agreement or the earlier termination thereof in accordance with Clause 6 or


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                                             CONFIDENTIAL INFORMATION HAS BEEN
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                                             WITH THE COMMISSION


                    Clause 7.2, CSM will return to Customer the Deposit, without interest and subject to any deductions or refunds made by CSM pursuant to the terms of this Agreement."

        4.2   CLAUSE 2 (CSM SUPPLY COMMITMENT)

              (a) Clause 2.1 shall be suspended and in its place, the following provision shall apply:

                    "2.1 CSM agrees that for the duration of the Suspension Period, CSM will make available to Customer wafer manufacturing capacity for [*] wafers of a sufficient quantity so that Customer is able to utilise the [*] Deposit amount given the credit rate set forth in Clause 5.4 below during the Suspension Period." * Confidential treatment requested as to redacted portions.

              (b) Clause 2.3 shall be suspended and in its place, the following provision shall apply:

                    "2.3  CSM reserves the right to adjust the
                          pricing of wafers to be supplied by CSM from time to time depending on prevailing market conditions, provided however that CSM shall give Customer not less than 3 months' prior written notice of such adjustment. In any event, the price of wafers supplied to Customer shall be based upon then prevailing market conditions as compared to prices provided by other independent wafer foundries for similar products, processes and quantities. An "independent wafer foundry" means a company which engages in the business of manufacturing semiconductor integrated circuits for sale only to third parties. Accordingly, a company which manufactures semiconductor integrated circuits for use in its own proprietary semiconductor products or end-products is not considered an independent wafer foundry."

        4.3   CLAUSE 3 (CUSTOMER LOADING COMMITMENT)

              Clauses 3.1, 3.2 and 3.3 shall be suspended.

        4.4   CLAUSE 4 (LIQUIDATED DAMAGES)

              Clauses 4.1, 4.2, 4.3, 4.4 and 4.5 shall
              be suspended.


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CONFIDENTIAL INFORMATION HAS BEEN BLACKED OUT AND FILED SEPARATELY WITH THE
COMMISSION

     4.5  CLAUSE 5 (SET OFF AND MAINTENANCE OF DEPOSIT)

          Clauses 5.1, 5.2 and 5.3 shall be suspended and in their place; the following provisions shall apply:-

          "5.1 CSM shall be entitled to deduct from and set-off against the Deposit, any payment falling due and remaining unpaid by Customer under the Foundry Agreement.

           5.2 At the end of each calendar quarter, CSM shall issue a written notice to Customer stating the amount of the overdue payments and Customer shall pay the relevant sum to CSM within 30 days of the date of such notice, so as to maintain the Deposit at [*] less such amounts that may have been refunded by CSM to Customer pursuant to Clause 5.4 below. *Confidential treatment requested as to redacted portions.

           5.3 CSM's right of deduction and set-off pursuant to Clause 5.2 shall be in addition to CSM's right to claim the aforesaid overdue payments separately as a debt due from Customer and shall not in any way prejudice such right or any other rights or remedies which CSM may have at law or in equity.

           5.4  For the period:-

                (a) [*], for every [*] Logic [*] wafer (up to [*] wafers) that CSM ships to Customer, CSM will refund to Customer the sum of [*] from the Deposit within 30 days from [*] *Confidential treatment requested as to redacted portions.

                (b) [*], (i) for every [*] Logic [*] wafer (up to [*] wafers) that CSM ships to Customer, Customer is entitled to a wafer credit of the sum of [*] from the Deposit; and (ii) for every [*] Logic [*] wafer in excess of [*] wafers that CSM ships to Customer, Customer is entitled to a wafer credit of the sum of [*] from the Deposit; *Confidential treatment requested as to redacted portions.

                (c) [*], (i) for every [*] Logic [*] wafer (up to [*] wafers) that CSM ships to Customer, Customer is entitled to a wafer credit of the sum of [*] from the Deposit; and (ii) for every [*] Logic [*] wafer in excess of [*] wafers that *Confidential treatment requested as to redacted portions.


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CONFIDENTIAL INFORMATION HAS BEEN BLACKED OUT AND FILED SEPARATELY WITH THE
COMMISSION

                     CSM ships to Customer, Customer is entitled to a wafer credit of the sum of [*] from the Deposit; *Confidential treatment requested as to redacted portions.

           For the purposes of clarity, the provisions set out in Clauses 5.4(b) and (c) above are represented in the following table:-

           Period              No. of wafers              Amount
                                 purchased                deductible
          --------             --------------             ----------

       The effective Date            [*]                  [*] per wafer
       to [*]

                                [*] and more              [*] per wafer

        [*] to [*]                   [*]                  [*] per wafer

                                [*] and more              [*] per wafer

           *Confidential treatment requested as to redacted portions.

                (d) The wafer credits referred to in Clauses 5.4(b) and (c) above will be paid out of the Deposit, and CSM shall issue Customer a credit note for such wafer credits within 30 days of the date of the invoices for wafer purchases made in accordance with Clauses 5.4(b) and (c);

                (e) In no event will the aggregate amount of the refunds or wafer credits granted to Customer pursuant to the provisions set out in Clauses 5.4(a), (b) or (c) above exceed the existing Deposit of [*] and *Confidential treatment requested as to redacted portions.

                (f) In the event that Embedded Memory technology is available at CSM's wafer fabrication facilities situated in Singapore, Customer is entitled to elect to purchase wafers in either [*] Logic or [*] Embedded Memory or both, on the provisions set out in Clauses 5.4(b) and (c) above. CSM shall use best efforts to make CSM's [*] libraries available to Customer and Customer shall be permitted to access and utilise CSM's [*] libraries provided that such access and utilisation shall be only to the extent that is permitted by the relevant licensors who may have granted CSM a license over such libraries." *Confidential treatment requested as to redacted portions.


     4.6   CLAUSE 6 (TERM AND TERMINATION)

           Clause 6.1(a), (b) and (c) shall be suspended.

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CONFIDENTIAL INFORMATION HAS BEEN BLACKED OUT AND FILED SEPARATELY WITH THE
COMMISSION

     4.7   ANNEX A (PAYMENT SCHEDULE)

           Annex A shall be suspended.

     4.8   ANNEX B (CSM SUPPLY COMMITMENT/CUSTOMER LOADING COMMITMENT)

           Annex B shall be suspended except as provided in Clause 2.1 of the Deposit Agreement.

     4.9 In addition to the suspension of Clause 1.1 and Annex A of the Deposit Agreement, provided that the condition precedent set out in Clause 2 of this Amendment Agreement is satisfied, the Deposit amounts due and payable by Customer on 2 January 1996, 2 January 1997 and 2 January 1998 as specified in Annex A, shall be suspended for the duration of the Suspension Period.

     4.10 The provisions of Clauses 11.1, 11.2 and 11.3 of the Deposit Agreement are subject to the provisions of this Amendment Agreement.

5.   ASSISTANCE TO TAPE OUT

     CSM shall use its best efforts to provide reasonable assistance to Customer to tape out a [*] Logic Product at CSM's wafer fabrication facilities situated in Singapore. *Confidential treatment requested as to redacted portions.

6.   TERMINATION OF DEPOSIT AGREEMENT

     6.1 Provided that the condition precedent in Clause 2 above has been fulfilled, the Deposit Agreement shall be automatically terminated on [*] if the Deposit is reduced to zero by [*] as a result of Customer obtaining refunds or utilising the Deposit towards payment of wafers in accordance with the provisions in Clause 4.5 above.
           *Confidential treatment requested as to redacted portions.

     6.2 In the event the Deposit is not reduced to zero by [*], all the terms of the Deposit Agreement shall apply for the period [*] to the expiry of the Deposit Agreement, in full force and effect without any amendments or suspensions. *Confidential treatment requested as to redacted portions.

7.   SAVING AND INCORPORATION

     7.1 Save as expressly varied by the terms of this Amendment Agreement, the terms and conditions of the Deposit Agreement shall continue to be in full force and effect in all other respects.

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

   7.2 The Deposit Agreement and this Amendment Agreement shall be construed as one document and this Amendment Agreement shall be deemed to be part of the Deposit Agreement. Where the context so permits, references in the Deposit Agreement and in this Amendment Agreement to "the Deposit Agreement" or "this Agreement" shall be read and construed as references to the Deposit Agreement as amended and supplemented by this Amendment Agreement.

8. GOVERNING LAW

   This Amendment Agreement shall be governed by and construed in accordance with the laws of Singapore. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore.

IN WITNESS WHEREOF the Parties have hereunto entered into this Agreement the date first above written.


Signed by Tom Gurnee,         )
Chief Operating Officer,      )
CHARTERED SEMICONDUCTOR       )
MANUFACTURING LTD             )
in the presence of:-          ) /s/ Tom Gurnee
                               ---------------------------


-----------------------------
Name:


Signed by
         --------------------- )
------------------------------ )
OAK TECHNOLOGY, INC.           )
in the presence of:-           ) /s/ David D. Tsang
                                --------------------------


-----------------------------
Name:


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